CONSULTING SERVICES AGREEMENT

WHEREAS, this Consulting Services Agreement ("Agreement") is entered into as of October 25, 2006 ("Effective Date") between Jerry Bailey ("Consultant"), an individual having his principal place of business at 101 Ironwood Ct., Middletown, New Jersey 07748 and the New York Mercantile Exchange, Inc. ("NYMEX"), a Delaware corporation having its principal place of business at One North End Avenue, New York, NY 10282 (Consultant and NYMEX are collectively referred to herein as the "Parties" and individually as a "Party").

WHEREAS, NYMEX wishes to utilize Consultant's services and abilities on a temporary basis to perform the Scope of Work set forth below during the term of this Agreement and any extension thereof; and

WHEREAS, Consultant is willing to render such consulting services to NYMEX on a temporary basis upon the terms and conditions contained in this Agreement.

NOW THEREFORE, in consideration of the promises contained herein, the Parties agree as follows:

1. SERVICES

A. SERVICES. Exhibit A shall describe the services to be performed ("Services"), which shall be rendered according to the terms and conditions of this Agreement. The terms and conditions of this Agreement shall govern with respect to the Services. Should the terms of this Agreement conflict with the terms in Exhibit A, the terms of this Agreement shall control.

B. NYMEX SUPERVISOR. Consultant shall report to and receive direction only from such NYMEX employees or officers as are listed in Exhibit A or as designated by such employees or officers ("NYMEX Supervisor").

C. ACCEPTANCE. The Services shall be subject to a verification of acceptability by NYMEX to ensure that such Services satisfy NYMEX's requirements. Unless otherwise specified on Exhibit A as Specific Acceptance Criteria, the acceptability of any of the Services shall be based on NYMEX's satisfaction or dissatisfaction with the Services, in NYMEX's sole discretion. The Services shall be deemed completed and accepted by NYMEX only when approved in writing.

2. PERIOD OF AGREEMENT. This Agreement shall commence on the Effective Date and will continue until December 31, 2006, unless earlier terminated in accordance with Article 5 hereof. The Agreement may be extended by the parties on mutual consent.

3. PAYMENT TERMS

A. NYMEX agrees to pay Consultant according to terms set forth in the attached Exhibit A ("Payment Terms").

B. Consultant will submit an invoice bi-weekly setting forth the time spent, Services rendered, and any Deliverables (as defined in Exhibit A below, if any) accepted. NYMEX will pay Consultant the amount invoiced within fifteen (15) days of receipt of such invoice, provided that there is no dispute as to the amount invoiced. Consultant shall also be reimbursed for any reasonable expenses incurred in performing the Services provided that such expenses have been previously approved by NYMEX in writing.

C. NYMEX will pay all sales, use, transfer, privilege, excise or other taxes and all duties, whether international, national, state or local, however designated, which are levied or imposed by reason of the transactions contemplated hereby; excluding, however, income taxes on profits which may be levied against Consultant.

4. RELATIONSHIP BETWEEN THE PARTIES

A. Consultant acknowledges and agrees that Consultant has been retained solely as an independent contractor in a temporary capacity and not as an agent or employee of NYMEX. Nothing in this Agreement shall be construed to create a partnership, joint venture, or agency relationship between the Parties. Consultant is not authorized to enter into contracts or agreements on behalf of NYMEX or to otherwise create obligations of NYMEX to third parties. Consultant shall be solely responsible for the payment to any of its employees of compensation, expenses, and benefits associated with employment, workers' compensation payments, state disability insurance and claims, and unemployment, social security and other payroll taxes, as applicable.

B. Upon execution of this Agreement, Consultant shall provide to NYMEX the following documents:

(1) if Consultant is incorporated, a certificate of good standing of Consultant as a corporation under the laws of the state of Consultant 's incorporation; and

(2) evidence of Consultant's federal employer identification number or, if an individual, social security number.

Failure by Consultant to provide NYMEX any documents required under this paragraph shall be grounds for withholding payments of Consultant's invoices.

5. TERMINATION

A. NYMEX may terminate this Agreement for any reason or for no reason at anytime upon written notice to Consultant. Such notice shall be delivered by certified mail or personal delivery.

B. Consultant may terminate this Agreement for any reason or for no reason at anytime upon two weeks prior written notice to NYMEX. Such notice shall be delivered by certified mail or personal delivery.

C. In the event of early termination of this Agreement, NYMEX will remain liable to the Consultant solely for payment of all approved expenses and all Services actually rendered by the Consultant through the effective date of such termination.

6. CONFIDENTIAL INFORMATION - The Consultant shall keep secret and retain in strictest confidence, and shall not use for his benefit or the benefit of others, except in connection with the business and affairs of the Company and its affiliates, all confidential matters relating to the Company and the business of any of its affiliates and to the Company and any of its affiliates, learned by the Consultant heretofore or hereafter directly or indirectly from the Company or any of its affiliates (the "Confidential Company Information"), and shall not disclose such Confidential Company Information to anyone outside of the Company except with the Company's express written consent and except for Confidential Company Information which is at the time of receipt or thereafter becomes publicly known through no wrongful act of the Consultant or is received from a third party not under an obligation to keep such information confidential and without breach of this Agreement. Nothing herein, however, shall limit Consultant from providing truthful information in response to a government investigation, pursuant to a valid subpoena or otherwise required by law.

7. INTELLECTUAL PROPERTY

A. Any and all original reports, documentation including, but not limited to Consultant's current user manuals, operating instructions and installation guides provided to NYMEX ("Documentation") or any Deliverable prepared by Consultant and any individual supplied by Consultant in the performance of the Services under this Agreement shall become the exclusive property of NYMEX, including any trademark or copyright rights and other tangible or intangible rights attaching thereto.
    Consultant agrees to disclose promptly in writing to NYMEX any and all inventions, improvements, discoveries and copyrightable material, computer programs, processes, manufacturing techniques, trade secret formula or know how, patentable or unpatentable, copyrightable or uncopyrightable, protectable or unprotectable under any form of legal protection afforded to intellectual property, that during the term of this Agreement, and in relation to the performance of this Agreement, Consultant may conceive, make, develop, author or work on in whole or in part solely or jointly with others. NYMEX agrees to hold all such disclosures in confidence unless the invention, improvement, discovery or work is or becomes NYMEX's property as provided in Article 12 below.

C. Work Made for Hire and Assignment. In relation to the performance of this Agreement, Consultant may create certain works for NYMEX that may be copyrighted or copyrightable under the laws of the United States. To the extent that any such works are created, Consultant will be considered to have created a Work Made for Hire as defined in 17 U.S.C. Section 101, and NYMEX shall have the sole right to the copyright in such work. In the event that any such work created by Consultant does not qualify as a Work Made for Hire, Consultant hereby assigns its copyright and all rights, throughout the world, in and to the work to NYMEX, as provided for below.

D. Title to Works, Trade-Marks, and Inventions Produced. It is understood and agreed that the entire right, title and interest throughout the world to all works, trademarks, and/or inventions that are conceived of, prepared, procured, generated or produced, whether or not reduced to practice, by Consultant, either solely or jointly with others during the course of, in connection with, or as related to the performance of this Agreement, shall be and hereby are vested and assigned by Consultant to NYMEX.

E. Further Assurances. Consultant agrees to execute any and all documents prepared by NYMEX, and to do all other lawful acts as may be necessary, useful or convenient for NYMEX to establish, document, and protect such rights.

8. WARRANTIES BY CONSULTANT

A. SERVICE WARRANTY. Consultant represents and warrants that the Services, Deliverables and obligations performed by Consultant hereunder shall be in accordance with those standards of its profession recognized in its community by equally qualified, competent and experienced Consultants at the time of performance.

B. CORPORATE WARRANTY. Consultant represents and warrants to NYMEX that: (1) Consultant is duly organized, validly existing and in good standing under the laws of its state of incorporation and will perform its obligations under this Agreement without violation of any laws, rules or regulations, and (2) Consultant has the full legal right, power and authority to enter into and perform all of its obligations hereunder without breach or violation of any obligation enforceable against it.

C. DELIVERABLE WARRANTY. For a period of ninety (90) days after acceptance of the applicable Deliverable, Consultant represents and warrants that the Deliverable shall conform in all material respects to the Documentation and any criteria listed in the attached Exhibit A.

D. REMEDIES. If Consultant breaches any warranty in this Agreement, Consultant shall make reasonable efforts to promptly repair or replace the non-conforming Deliverable without charge and the warranty for such affected Deliverable shall be extended to include the time necessary to make such repairs or provide a replacement. If, after a reasonable opportunity to cure, Consultant does not repair or replace the non-conforming Deliverable, NYMEX may return such Deliverable to Consultant or certify in writing that all copies have been destroyed and Consultant will refund the fees it received from NYMEX for such Deliverable.

9. INDEMNIFICATION

Consultant shall indemnify, defend and hold harmless NYMEX, its affiliates, and its and their respective directors, officers, members, employees, and agents ("NYMEX Parties") from and against any and all liabilities, damages, claims, losses, costs, expenses, judgments or settlements, including attorney fees and disbursements, in respect of (i) taxes on payments made to Consultant, (ii) all claims arising out of any bodily injury, death or damage to tangible personal property to the extent directly and proximately caused by the negligence or willful misconduct of Consultant, or (iii) third party claims that the Documentation or Deliverable(s) infringe on such party's intellectual property rights; provided, that: (1) NYMEX promptly provides Consultant written notice of any such claim and reasonable cooperation, information, and assistance in connection therewith, and (2) Consultant shall have sole control and authority to defend, settle or compromise such claim. NYMEX shall have the right to retain counsel to participate in the claim, in which case Consultant shall reasonably cooperate with NYMEX and its counsel. Consultant shall not settle any claim without the consent of NYMEX unless the sole relief awarded is money damages payable solely by Consultant.

10. Limitation of Liability. EXCEPT FOR THE GROSS NEGLIGENCE OR WILFULL MISCONDUCT OF NYMEX, NYMEX's aggregate liability to Consultant or any third parties for ANY AND ALL damages in any way related to this Agreement or the services provided hereunder, regardless of whether the claim for such damages is based in contract, tort, strict liability, or otherwise, shall not exceed the fees received by Consultant from NYMEX hereunder.

11. MISCELLANEOUS

A. This Agreement shall be governed by and construed in accordance with the applicable laws of the State of New York except for its laws governing conflict and choice of laws.

B. The Consultant shall not discriminate against any employee or applicant for employment because of race, color, religion, sex, age or national origin, and Consultant agrees to comply with all laws and ordinances relating thereto, and all orders, rules and regulations issued pursuant thereto.

C. Neither Party shall assign, sublet or transfer all of any part of its interest in this Agreement without the prior written consent of the other Party except that NYMEX may assign to any of its successors or affiliates. Except as otherwise provided, any attempted assignment by a Party in violation of this provision shall render this Agreement voidable by the other Party.

D. The provisions of Articles 4, 6, 7, 8, 9, 10 and 11 shall survive the completion or early termination of this Agreement.

E. Failure of either Party to enforce any of the provisions of this Agreement shall not be construed as a wavier of such provisions or of the right thereafter to enforce such provisions.

F. This Agreement, the terms and conditions herein contained, together with all attachments hereto and other agreements and documents referred to herein, shall constitute the entire agreement between NYMEX and the Consultant and supersede any and all other agreements or arrangements, whether written or oral, with respect to the subject matter hereof. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns, as may be permitted hereunder. This Agreement may be amended or modified only by a writing signed by both Parties.

G. In case any one or more of the provisions contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect for any reason, such invalidity, illegality or unenforceability shall not affect any other provisions of the Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

H. All notices and other communications to be given or to otherwise be made to any Party to this Agreement shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered or certified mail or by a recognized national courier service, postage or charges repaid, to the Consultant and to the NYMEX, at the address set forth on the first page of this Agreement, or to such other address of which such Party may give written notice to the other in accordance with this provision.

I. Consultant shall not use NYMEX's name in connection with any marketing material including, but not limited to, press releases, without obtaining NYMEX's prior written consent.

J. The Article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

K. This Agreement may be executed in one or more counterparts, which shall, collectively and separately, constitute one agreement.

IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement as of the Effective Date.

CONSULTANT NEW YORK MERCANTILE EXCHANGE, INC.

By: /s/Jerome Bailey By: /s/James Newsome

Name: Jerome Bailey Name: James Newsome

Title: Consultant Title: President and Chief Executive Officer

Exhibit A

NYMEX SUPERVISOR:

Consultant shall receive direction from the Chairman of the Board and/or the President and Chief Executive Officer of NYMEX or such other person(s) designated by them.

PAYMENT TERMS:

Consultant shall be paid at a rate of $1,923.00 for each day the Services are rendered.

SERVICES:

Consultant shall perform the following Services:

    Assist the Senior Vice President in knowledge transfer in the areas of Consultant's competencies.
    Assist the Company in its initial public offering processes as directed by the Company's Chairman of the Board and/or its President and Chief Executive Officer.
    Provide such other Services within the Consultant's knowledge base and competencies as directed by the Chairman of the Board and/or its President and Chief Executive Officer.

Expense Authorization:

It is hereby agreed that during the term of the consulting agreement between the New York Mercantile Exchange, Inc. ("NYMEX") and Jerry Bailey dated October 23, 2006, and any extension thereof, that the NYMEX will pay the cost of my COBRA premium payments for coverage under NYMEX's medical and dental plans.

/s/James Newsome

James Newsome